UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2005

PPG Industries, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-434-3131

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2005, the Board of Directors of PPG Industries, Inc. (“PPG”) elected Mr. Hugh Grant, who is currently Chairman, President and Chief Executive Officer of Monsanto Company, to the PPG Board of Directors effective immediately. Mr. Grant was elected to fill the vacancy on the PPG Board of Directors created by the retirement of Mr. Raymond W. LeBoeuf on July 1, 2005. Accordingly, Mr. Grant was elected to serve in a class of directors whose term expires in 2008 and until his successor is duly elected and qualified, or until his earlier retirement or resignation. Mr. Grant will also serve as a member of the PPG Board of Directors’ Investment and Nominating and Governance Committees.

As compensation for his service as a director from September 15, 2005 until PPG’s 2006 Annual Meeting of Shareholders, Mr. Grant will receive a part-year retainer of $65,000. Mr. Grant will also receive the other benefits described in the Summary of Non-Employee Director Compensation and Benefits filed as Exhibit 10.5 to PPG’s Current Report on Form 8-K dated February 15, 2005, except that Mr. Grant’s part-year compensation will not include a grant of stock options made to each of PPG’s other non-employee Directors on February 16, 2005 as part of their 2005 non-employee Director compensation.

Item 7.01. Regulation FD Disclosure.

On September 15, 2005, PPG issued the press release attached hereto as Exhibit 99.1, which press release is incorporated by reference in its entirety into this Item 7.01. The information furnished pursuant to this Item 7.01 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1     Press release of PPG Industries, Inc. dated September 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG Industries, Inc.

September 15, 2005	By:	James C. Diggs
	Name:	James C. Diggs
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release of PPG Industries, Inc. dated September 15, 2005.